UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): November 6, 2006

SunLink Health Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 1-12607

Ohio	310621189
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

900 Circle 75 Parkway

Suite 1120

Atlanta, Georgia 30339

(Address of Principal Executive Offices, Including Zip Code)

770-933-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02 Departure of J. T. Morris as Chief Financial Officer

5.02	(b) Departure of J. T. Morris as Chief Financial Officer

On November 8, 2006, SunLink Health Systems, Inc., (the “Company”) issued a press release announcing that its Chief Financial Officer, J .T. Morris, announced his retirement effective December 31, 2006 and has stepped down, effective immediately, as Chief Financial Officer and from all other positions with the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Mr. Morris is expected to enter into a separation agreement with the Company, which agreement will be described in a subsequent Current Report on Form 8-K, once executed.

5.02	(c) Appointment of Interim Chief Financial Officer

Effective November 6, 2006, the Company’s Board of Directors appointed Mark J. Stockslager as Interim Chief Financial Officer of the Company.

Mr. Stockslager has been the Company’s Principal Accounting Officer since March 11, 1998 and Corporate Controller since November 6, 1996. He has been associated continuously with the Company’s accounting and finance operations since June 1988 and has held various positions, including Manager of U.S. Accounting, from June 1993 until November 1996. From June 1982 through May 1988, Mr. Stockslager was employed by Price Waterhouse & Co. Mr. Stockslager is employed pursuant to the terms of a pre-existing Employment Letter effective January 1, 2001, which is an Exhibit to the Company’s Annual Report on Form 10-K for the year ended June 30, 2006.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
99.1	Press Release issued November 8, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SunLink Health Systems, Inc.

Date: November 9, 2006	By:	/s/ Mark J. Stockslager
Mark J. Stockslager
Interim Chief Financial Officer and
Principal Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued November 8, 2006